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                                                                    EXHIBIT 99.1


                           THINK SYSTEMS CORPORATION
                        1997 INCENTIVE STOCK OPTION PLAN
                           As Adopted January 1, 1997


                 1. Purpose. The purpose of this plan is to advance the interests of Think Systems Corporation by providing an opportunity to selected key employees, directors and consultants of the Company, its Subsidiaries and affiliates to purchase shares of Common Stock through the exercise of options granted pursuant to this Plan, which may be either Incentive Options or Nonqualified Options. By encouraging such stock ownership, the Company seeks to establish as close an identity as feasible between the interests of the Company and its Subsidiaries and those of such key employees, directors and consultants and also seeks to attract, retain, motivate and reward employees, directors and consultants of superior ability, training and experience.

                 2.       Definitions.

                          (1)     Board means the Board of Directors of the
Company.

                          (2)     Code means the Internal Revenue Code of 1986
and regulations thereunder, as amended from time to time.

                          (3)     Committee means the committee appointed by
the Board responsible for administering the Plan in accordance with Section 5.

                          (4)     Common Stock means the no par value common
stock of the Company.

                          (5)     Company means Think Systems Corporation, a
New Jersey corporation.

                          (6)     Director means each individual who is serving
as a member of the Board as of the time of reference.

                          (7)     Employee means an employee of the Company or
any Subsidiary within the meaning of Code Section 3401(c); "key employee" means an employee who is determined by the Committee to be providing valuable services to the Company or any Subsidiary and who is eligible to be granted Incentive Options under the Plan.

                          (8)     Exchange Act means the Securities Exchange
Act of 1934 and the rules and regulations promulgated pursuant thereto, as amended from time to time.

                          (9)     Incentive Option means a stock option
intended to qualify as an "incentive stock option" within the meaning of Code
Section 422 and designated as such.
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                          (10)    Nonqualified Option means a stock option not
intended to be an Incentive Option and designated as a nonqualified stock option, the federal income tax treatment of which is determined generally under Code Section 83.

                          (11)    Option means either an Incentive Option or a
Nonqualified Option granted pursuant to this Plan.

                          (12)    Plan means this Think Systems Corporation
1997 Incentive Stock Option Plan as set forth herein, and as amended from time to time.

                          (13)    Publicly Traded means the Common Stock of the
Company is listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the automated quotation system ("NASDAQ") by the National Association of Securities Dealers Inc. ("NASD").

                          (14)    Securities Act means the Securities Act of
1933 and rules and regulations promulgated pursuant thereto, as amended from time to time.

                          (15)    Subsidiary means a "subsidiary" of the
Company within the meaning of Code Section 424(f), which generally is defined as any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                 3. Effective Date. This Plan was approved and adopted by the Board on January 2, 1997. The effective date of the Plan shall be January 1, 1997, so long as the Plan is approved by the stockholders of the Company within 12 months of such date.

                 4. Stock Subject to Plan. The maximum aggregate number of shares of Common Stock that may be made subject to Options granted hereunder is 1,000,000 shares, which number shall be adjusted in accordance with Section 8 in the event of any change in the Company's capital structure. Shares of Common Stock issued pursuant to the Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares may again be the subject of an Option under the Plan.

                 5. Administration. The Plan shall be administered by a Committee appointed by the Board consisting of not fewer than two individuals who are Directors. The Board shall have the discretion to remove and appoint members of the Committee from time to time. The Committee shall have full power and discretion, subject to the express provisions of the Plan, (i) to determine the persons to whom Options are to be granted, the time or times at which Options are to be granted, the number of shares of Common Stock




                                       2.
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to be made subject to each Option, whether each Option is to be an Incentive
Option or a Nonqualified Option, the exercise price per share under each Option, and the maximum term of each Option; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration; (iii) to determine the terms and provisions of each option agreement, which need not be identical, evidencing an Option; and (iv) to make all other determinations the Committee deems necessary or advisable for administering the Plan. All decisions of the Committee shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings. The Board shall have the power to act in lieu of the Committee.

                 6. Eligibility. Options may be granted to such persons as the Committee selects. A person who is a key employee is eligible to receive Incentive Options pursuant to this Plan; a person who is not an Employee is not eligible to receive Incentive Options.

                 7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by stock option agreements, which need not be identical, in such form and containing such terms and conditions as the Committee shall determine. If an Employee to whom an Option is granted does not execute an option agreement evidencing that Option in the form prescribed by the Committee within a reasonable period of time after the receipt of the option agreement as specified by the Committee, the Option shall be void and of no further force or effect. Each option agreement evidencing an Option shall contain among its terms and conditions the following:

                          (1)     Price.  Subject to the conditions on
Incentive Options contained in Section 8(2), if applicable, the purchase price per share of Common Stock payable upon the exercise of each Option granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the fair market value of the Common Stock on the day the Option is granted if an Incentive Option. The fair market value of Common Stock shall be as determined by the Committee in its discretion in accordance with any applicable laws or rules.

                          (2)     Number of Shares and Kind of Option.  Each
option agreement shall specify the number of shares to which it pertains and shall specify whether the Option is a Nonqualified Option or an Incentive Option.

                          (3)     Terms of Exercise.  Subject to the conditions
on Incentive Options contained in Section 8(2), if applicable, and to Section 10, each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option; provided, however, that (i) no Option shall be exercised as to fewer than 100 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option, and (ii) no Option shall be exercisable with respect to any shares earlier than six months from the date the Option is granted or later than ten years after the date the Option





                                       3.

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is granted, except to the extent permitted in the event of the death or disability of the holder of a Nonqualified Option under Section 7(7).

                          (4)     Notice of Exercise and Payment.  An Option
shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company the Committee designates to receive such notices, specifying the number of shares of Common Stock for which the Option is being exercised. If the shares of Common Stock acquired upon exercise of an Option are not at the time of exercise effectively registered under the Securities Act, the optionee shall provide to the Company, as a condition to the optionee's exercise of the Option, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the optionee's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws. Payment shall be made in full at the time the Option is exercised. Payment shall be made by:

                      (i)         cash;

                      (ii) delivery and assignment to the Company of shares of Common Stock owned by the optionee;

                    (iii) delivery of a written exercise notice, including irrevocable instructions to the Company directing the Company to withhold so many of the shares of Common Stock that would otherwise have been delivered upon the exercise of the Option as equals the number of shares of Common Stock that would have been transferred to the Company if the purchase price had been paid with shares of Common Stock owned by the optionee;

                      (iv)        a combination of (i), (ii) and (iii); or

                      (v) delivery of a written exercise notice, including irrevocable instructions to the Company to deliver the stock certificates issuable upon exercise of the Option directly to a broker named in the notice that has agreed to participate in a "cashless" exercise on behalf of the optionee;

except that payment pursuant to subparagraphs (ii) through (v) above shall be permitted only if the shares of Common Stock of the Company are Publicly Traded.

Upon the optionee's satisfaction of all conditions required for the exercise of the Option and payment in full of the purchase price for the shares being acquired, the Company shall, within a reasonable period of time following such exercise, deliver a certificate representing the shares of Common Stock so acquired; provided, that the Company may postpone issuance and delivery of shares upon any exercise of an Option to the extent necessary or





                                       4.

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advisable to comply with applicable exchange listing requirements, NASD requirements, or federal or state securities laws.

                          (5)     Withholding Taxes.  The Company's obligation
to deliver shares of Common Stock upon exercise of an Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations.

                          (6)     Nontransferability of Option.  No Option
shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

                          (7)     Termination of Options.  Each option
agreement evidencing an Option shall contain provisions setting forth the date(s) on which the Option will terminate if the optionee ceases to be an employee, director or consultant of the Company by reason of death, disability, retirement or otherwise.

                          (8)     Legends.  Any restriction on transfer of
shares of Common Stock provided in this Plan or in the option agreement evidencing any Option shall be noted or referred to conspicuously on each certificate evidencing such shares.

                          (9)     Shareholders' Agreement.  An option agreement
evidencing an Option may provide that, in consideration for the grant of the option, the Optionee shall agree that upon exercise of the Option, in whole or in part, that the Optionee shall enter into and be bound by such terms and provisions of a shareholders' agreement as the Committee shall determine.

                 8. Restrictions on Incentive Options. Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

                          (1)     Limitation on Number of Shares.  The
aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an Employee exceeds the aforementioned $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Code Section 422(d)(1). In the event that an Employee is eligible to participate in any other stock option plan of the Company or a Subsidiary which is also intended to comply with the provisions of Code Section 422, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.





                                       5.

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                          (2)     10% Stockholder.  If an Employee to whom an
Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, then the following special provisions shall be applicable to the Incentive Option granted to such individual;

                                       (i)         The Option price per share
                                  subject to such Incentive Option shall not be less than 110% of the fair market value of one share on the date of grant; and

                                       (ii)        The Incentive Option shall
                                  not have a term in excess of five (5) years from its date of grant.

                 9.       Adjustment for Changes in Capitalization.
Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan under Section 4 and, subject to
Section 10, in the number, kind and option price of shares of Common Stock subject to then outstanding Options to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of the Plan.

                 10.      Change in Control; Merger, Etc.

                          (1)     Change in Control.  Subject to the
determination of the Committee, an Option may provide that upon the occurrence of any of the events listed below, the exercisability of all or some of the outstanding Incentive Options and Nonqualified Options held by an optionee pursuant to this Plan shall be accelerated and such Options shall become immediately exercisable in full. The events are as follows:

                                       (i)         The sale by the Company of
                                  all or substantially all of its assets;

                                       (ii)        Any of the following events
                                  if, immediately following such event, a
                                  majority of the Directors consists of persons who were not Directors immediately prior to the date of such event;

                                        (a)     the sale of 50% or more of the
                                        outstanding shares of Common Stock
                                        of the Company in a single
                                        transaction;





                                       6.

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                                        (b)     the consummation of a tender
                                        offer (by a party other than the
                                        Company) for more than 50% of the
                                        outstanding shares of Common Stock
                                        of the Company; or

                                        (c)     subject to Section 10(2) below,
                                        the consummation of a merger or
                                        consolidation involving the Company;
                                        or

                                     (iii)         An election of new Directors
                                  if immediately following such election a majority of the Directors consists of persons who were not nominated by the Board or the nominating committee thereof to stand for election as Directors in such election.

                          (2)     Where Company Does Not Survive.  In the event
of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee in its discretion may vote to negate and give no effect to the acceleration of Options pursuant to Section 10(1)(ii)(c), but only if and to the extent that an executed agreement of merger or consolidation provides that the optionee holding such an Option shall receive the same merger consideration as the optionee would have received as a stockholder of the Company had the exercisability of the Option been accelerated in accordance with Section 10(1)(ii)(c) and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the exercise price in full, and satisfied all other conditions for the exercise of the Option.

                          (3)     Liquidation or Dissolution.  The provisions
of Section 9 and Subsections 10(1) and (2) shall not cause any Option to terminate other than in accordance with other applicable provisions of the Plan. However, in the event of the liquidation or dissolution of the Company, each outstanding Option shall terminate, except to the extent otherwise specifically provided in the option agreement evidencing the Option.

                 11. Rights of Optionees. No person shall have the right to be granted an Option or, having received an Option, a right again to be granted an Option. An optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date the Option has been exercised and the full purchase price for such shares has been received by the Company. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate or modify the terms or conditions of the employment of the Option holder.





                                       7.

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                 12.      Amendment and Termination of the Plan.  Unless sooner
terminated by the Board, the Plan shall terminate, so that no Options may be granted pursuant to it thereafter, on January 2, 2007. The Board may at any time amend, suspend or terminate the Plan in its discretion without further action on the part of the stockholders of the Company, except that:

                          (1)     no such amendment, suspension or termination
of the Plan shall adversely affect or impair any then outstanding Option without the consent of the optionee holding the Option; and

                          (2)     any such amendment, suspension or termination
that requires approval by the stockholders of the Company to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law or NASD or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.





                                       8.

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                             FIRST AMENDMENT TO THE
                           THINK SYSTEMS CORPORATION
                        1997 INCENTIVE STOCK OPTION PLAN
                           AS ADOPTED JANUARY 1, 1997

                 This First Amendment to the Think Systems Corporation 1997 Incentive Stock Option Plan, as adopted January 1, 1997 (the "Plan"), is made effective as of the 1st day of January, 1997 in accordance with the provisions of Section 12 of the Plan. All capitalized terms used herein shall have the meanings as set forth in the Plan.

                 I. STOCK SUBJECT TO THE PLAN. The introductory paragraph of Section 10(l) of the Plan is hereby deleted and replaced by the following:

                                  (1)      Change in Control.  Upon the
occurrence of any of the events listed below, the exercisability of all outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to this Plan shall be accelerated and such Options shall become immediately exercisable in full. The events are as follows:

                 This amendment was authorized and adopted by the Board of Directors of the Company pursuant to a Certificate of Unanimous Written Consent executed as of the 1st day of May, 1997.





                                       9.